UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 28, 2011

EXPRESS SCRIPTS, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-20199	43-1420563
(State or Other Jurisdiction of Incorporation or Organization	(Commission File Number)	(I.R.S. Employer Identification No.)

One Express Way, St. Louis, MO		63121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number including area code: 314-996-0900

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of New Director. On September 28, 2011, Express Scripts, Inc. (the “Company”) announced that its Board of Directors had elected William J. DeLaney to fill a vacancy on the Board. Mr. DeLaney currently serves as President and Chief Executive Officer of Sysco Corporation.

There are no arrangements or understandings between Mr. DeLaney and any other person pursuant to which he was elected as a director. Mr. DeLaney will participate in the non-employee director compensation arrangements established by the Company for non-employee directors, as described under “Corporate Governance Directors’ Compensation” in the Company’s proxy statement dated March 21, 2011 for its 2011 annual meeting of shareholders; except that Mr. DeLaney will receive equity awards under the recently adopted Express Scripts, Inc. 2011 Long-Terms Incentive Plan. He will serve as a member of the audit committee and the compensation committee of the Board.

Item 9.01 Financial Statements and Exhibits

(d) The following Exhibit is furnished as part of this report on Form 8-K:

Exhibit 10.1 Express Scripts, Inc. 2011 Long-Term Incentive Plan, incorporated by reference to Appendix B to Express Scripts, Inc. 2011 Proxy Statement dated March 21, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPRESS SCRIPTS, INC.
(Registrant)

Date: September 28, 2011	By:	/s/ Keith J. Ebling
Keith J. Ebling
Executive Vice President and General Counsel